Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Select Quality Municipal Fund, Inc.
33-39795
811-06294

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment
Policies are as follows:



   To approve the elimination of the
 fundamental policies relating to
investments in municipal
securities and below investment
grade securities.
    Common and MuniPreferred shares
 voting together as a class
     MuniPreferred shares voting
 together as a class
   For
          10,447,705
                   1,111
   Against
               708,155
                      137
   Abstain
               469,194
                        44
   Broker Non-Votes
            3,143,986
                   3,863
      Total
          14,769,040
                   5,155



To approve the new fundamental
 policy relating to investments in
municipal securities.


   For
          10,488,891
                   1,118
   Against
               665,267
                      136
   Abstain
               470,896
                        38
   Broker Non-Votes
            3,143,986
                   3,863
      Total
          14,769,040
                   5,155



To approve the elimination of the
 fundamental policy relating to
commodities.


   For
          10,363,309
                   1,085
   Against
               706,492
                      149
   Abstain
               555,253
                        58
   Broker Non-Votes
            3,143,986
                   3,863
      Total
          14,769,040
                   5,155



To approve the new fundamental
policy relating to commodities.


   For
          10,330,842
                   1,089
   Against
               725,087
                      148
   Abstain
               569,125
                        55
   Broker Non-Votes
            3,143,986
                   3,863
      Total
          14,769,040
                   5,155



To approve the elimination of the
 fundamental policies relating to
 derivatives and short sales.


   For
          10,299,255
                   1,090
   Against
               777,297
                      148
   Abstain
               548,502
                        54
   Broker Non-Votes
            3,143,986
                   3,863
      Total
          14,769,040
                   5,155



To approve the elimination of the
 fundamental policies prohibiting
 investment in other investment companies.


   For
          10,332,430
                   1,070
   Against
               812,743
                      179
   Abstain
               479,881
                        43
   Broker Non-Votes
            3,143,986
                   3,863
      Total
          14,769,040
                   5,155

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012588.